Exhibit 99.1

For Immediate Release	Contact:

David Portnoy
Chairman and Co-Chief Executive Officer
Cryo-Cell International, Inc.
813-749-2100
dportnoy@cryo-cell.com

CRYO-CELL CONSUMMATES ACQUISITION OF CORD:USE ASSETS AND

EXTENDS ITS LEADERSHIP POSITION INTO THE PUBLIC CORD BLOOD

BANKING ARENA

OLDSMAR, Fla. – June 15, 2018 – Cryo-Cell International, Inc. (OTC:QB Markets Group Symbol: CCEL) (the “Company”), the world’s first private cord blood bank to separate and store stem cells in 1992, announced that it has completed its acquisition of substantially all of the assets of CORD:USE Cord Blood Bank, Inc. (“CORD:USE”) for an upfront purchase price of $14,000,000 plus up to $200 million in potential cash earnouts related to the CORD:USE public cord blood inventory and additional stock earnouts based upon Cryo-Cell achieving certain milestones associated with the purchased assets. The Company does not expect that the full earnout related to the public cord blood inventory will be earned.

“Cryo-Cell is very pleased to have been able to close this transaction efficiently due to the cooperative efforts of the CORD:USE team,” commented David Portnoy, Cryo-Cell International’s Chairman and Co-CEO. He continued, “We believe that the growing clinical use of cord blood together with our entry into the public cord blood banking field bodes well for our shareholders.”

“As the CEO of CORD:USE, and as importantly, an obstetrician, I believe it is critical to provide expectant parents with the highest quality cord blood and cord tissue banking services available. Having completed this acquisition, I believe that Cryo-Cell will now be providing the highest quality services to families interested in either family or public cord blood banking,” said Edward S. Guindi M.D., President and CEO of CORD:USE.

About Cryo-Cell International, Inc.

Founded in 1989, Cryo-Cell International, Inc. is the world’s first private cord blood bank. More than 500,000 parents from 87 countries trust Cryo-Cell to preserve their family members’ stem cells. Cryo-Cell’s mission is to provide clients with state-of-the-art stem cell cryopreservation services and support the advancement of regenerative medicine. Cryo-Cell operates in a facility that is FDA registered, cGMP-/cGTP-compliant and is licensed in all states requiring licensure. Besides being AABB accredited as a cord blood facility, Cryo-Cell is also the first U.S. (for private use only) cord blood bank to receive FACT accreditation for adhering to the most stringent cord blood quality standards set by any internationally recognized, independent accrediting organization. In addition, Cryo-Cell is ISO 13485:2003 certified by TUV, an internationally recognized, quality assessment organization. Cryo-Cell is a publicly traded company, OTCQB:CCEL. For more information, please visit www.cryo-cell.com.

About CORD:USE Cord Blood Bank, Inc.

CORD:USE, headquartered in Orlando, Florida, operates both leading high quality public and family cord blood banks. CORD:USE has entered into agreements with hospitals across the country to provide mothers the option to donate their babies’ cord blood. CORD:USE Public Cord Blood Bank is one of the highest quality cord blood banks that was chosen to help build the National Cord Blood Inventory. CORD:USE Family Cord Blood Bank provides high quality cord blood banking services to its clients.

Forward-Looking Statement

This press release may contain “forward-looking statements,” including the Company’s estimates of its future business outlook, prospects or financial results. Statements containing terms such as “believes”, “intends”, “projects”, “anticipates”, “expects”, and similar expressions as used herein are intended to reflect “forward-looking statements” of the Company. The information contained herein is subject to various risks, uncertainties and other factors that could cause actual results to differ materially from the results anticipated in such forward-looking statements or paragraphs, many of which are outside the control of the Company. These uncertainties and other factors include the success of the Company’s global expansion initiatives and product diversification, the Company’s actual future ownership stake in future therapies emerging from its collaborative research partnerships, the success related to its IP portfolio, the Company’s future competitive position in stem cell innovation, future success of its core business and the competitive impact of public cord blood banking on the Company’s business, the Company’s ability to minimize future costs to the Company related to R&D initiatives and collaborations and the success of such initiatives and collaborations, the success and enforceability of the Company’s menstrual stem cell technology license agreements and umbilical cord blood license agreements and their ability to provide the Company with royalty fees, the ability of the reproductive tissue storage to generate new revenues for the Company and those risks and uncertainties contained in risk factors described in documents the Company files from time to time with the Securities and Exchange Commission, including the most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and any Current Reports on Form 8-K filed by the Company. The Company disclaims any obligations to subsequently revise any forward-looking statements to reflect events or circumstances after the date of such statements.